SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ X ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

West Coast Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[West Coast Bancorp Letterhead]

March 22, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 annual meeting of shareholders of West Coast Bancorp to be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 23, 2002, at 2:00 p.m. local time.

     At the annual meeting, you will be asked to consider and vote on the election of two directors to serve for a term of three years, approval of the West Coast Bancorp 2002 Stock Incentive Plan and such other business as may properly come before the annual meeting.

     Your vote is very important to us. Regardless of whether or not you plan to attend the meeting in person, please vote by returning the enclosed proxy card, or by voting via the Internet or by telephone. A proxy card is enclosed in the front of your mailing envelope. Instructions on how to vote through the Internet or by telephone are included in the enclosed Proxy Statement.

     We value you as a West Coast Bancorp shareholder, and we look forward to seeing you at the meeting.

Sincerely,

/s/ Robert D. Sznewajs Robert D. Sznewajs President and CEO

WEST COAST BANCORP
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 23, 2002
2:00 p.m., Pacific Time

To the Shareholders of West Coast Bancorp:

     The 2002 Annual Shareholders Meeting of West Coast Bancorp will be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 23, 2002, at 2:00 p.m. local time. At the meeting, shareholders will be asked to consider and vote on the following matters:

1.	Election of two directors to serve for terms of three years;

2.	Approval of the West Coast Bancorp 2002 Stock Incentive Plan; and

3.	Such other business as may properly come before the meeting or an adjournment thereof.

     Only shareholders of record on March 1, 2002, may vote on proposals at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, or to vote electronically by telephone or Internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

     Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of our company and in its growth and development.

March 22, 2002	BY ORDER OF THE BOARD OF DIRECTORS /s/ Richard R. Rasmussen Richard R. Rasmussen, Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope, or vote electronically via the Internet or by telephone. See “Voting Via the Internet or By Telephone” in the Proxy Statement for further details. You do not need to keep your Proxy for admission to the Annual Meeting.

WEST COAST BANCORP
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035
(503) 684-0884

PROXY STATEMENT

     Your Proxy. This proxy statement and the accompanying proxy are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of West Coast Bancorp (“Bancorp” or “Company”), for use at the Annual Meeting of Shareholders to be held Tuesday, April 23, 2002, and at any adjournment of the meeting. These proxy materials are first being mailed March 22, 2002.

     To vote by proxy, please sign and date the enclosed Proxy and return it to us as soon as possible. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you return a proxy without instructions, your shares will be voted in accordance with the recommendation of the Board of Directors — FOR the two nominees to the board and FOR proposal 2 listed in the Notice of Annual Meeting of Shareholders. A proxy may be revoked before its exercise by filing written notice of revocation or a subsequently dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

     Solicitation of Proxies. Proxies will be solicited primarily through the mail, but may also be solicited by directors and officers of the Company and its primary operating subsidiaries, West Coast Bank (the “Bank”) and West Coast Trust Company, Inc. (“WCT”). We may also engage an outside proxy solicitation firm and pay a fee for such services. All costs of solicitation of proxies will be borne by us.

     Voting at the Meeting. March 1, 2002 has been established as the record date for the meeting. Holders of record of Bancorp common stock as of that date are entitled to notice of and to vote at the meeting. On the record date, there were 16,005,951 shares of common stock outstanding and each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the conduct of business at the meeting. All share amounts and share prices referenced in this proxy statement have been adjusted as necessary to reflect 10% stock dividends occurring in October 2000 and 1999.

     Votes Required. The two nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided a quorum is present at the meeting. The 2002 Stock Incentive Plan will be adopted if the majority of the votes cast with respect to the plan are voted for approval, again provided a quorum is present. Unless authority to vote for a nominee is withheld or a shareholder expressly abstains from or votes against proposal 2 listed in the Notice of Annual Meeting of Shareholders, a proxy will be voted FOR the election of each nominee to the Board and FOR proposal 2. Votes that are withheld, abstentions, and broker non-votes will have no effect on the outcome of the voting.

     Alternative Voting Methods. We encourage you to vote electronically or by telephone. Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services (“Wells Fargo”), may vote via the Internet at Wells Fargo’s Internet address, www.eproxy.com/wcbo/, or by telephone by calling (800) 240-6326. Shareholders holding shares with a brokerage firm or a bank may also be eligible to vote via the Internet or by telephone by calling the telephone number referenced on their voting form. Please see “Voting Via the Internet or by Telephone” below for further information.

Proposal 1 — Election of Directors

General

     Under our Articles of Incorporation, our Board of Directors may establish the total number of positions on the Board within a range of 8 to 20. Our Board is currently comprised of eight positions. Under our Articles, the Board of Directors is divided into three classes serving staggered three-year terms, with approximately one-third of the directors standing for election each year. If vacancies occur, the Board is authorized to elect new directors to fill such vacancies for the remaining term.

     The Board has nominated Michael J. Bragg and William B. Loch to two open positions for three-year terms to expire in 2005. Messrs. Bragg and Loch are presently directors of the Company. Each nominee has consented to serve if elected. If either nominee becomes unable to serve prior to the meeting, your Board will designate a replacement nominee and your Proxy will be voted for such replacement.

     In February 2002, our Board chairperson, C. Douglas McGregor, died unexpectedly. Lloyd D. Ankeny was elected chairperson at a Board meeting February 19, 2002, to replace Mr. McGregor. The Executive Committee of the Board is currently conducting a search for a qualified individual and expects to recommend the appointment of a new director to the Board to fill the vacant position for the remainder of Mr. McGregor’s term, which was to expire in 2003.

     Nominations for director may be made by our Board or by any shareholder, but in the case of a shareholder, only in accordance with the prior notice provisions contained in our Bylaws. Under our Bylaws, a shareholder may nominate at a meeting persons for election as a director only if written notice of such shareholder’s intent to make a nomination is given to our Secretary at least 60 days before the annual meeting (provided that, if the date of a meeting is not publicly announced more than 90 days in advance, such notice must be given within 15 days after the first public disclosure of the annual meeting date).

INFORMATION WITH RESPECT TO NOMINEES AND
DIRECTORS WHOSE TERMS CONTINUE

     Nominees for election as directors and continuing directors are listed below. As of December 31, 2001, directors of Bancorp also served as directors of the Bank.

Nominees for Director Standing for Election For Terms Expiring in 2005

Michael J. Bragg, 52 Director since 1999	Mr. Bragg has been a Partner of Grenley, Rotenberg, Evans, Bragg & Bodie, P.C., a Portland, Oregon, based law firm, for more than five years. Mr. Bragg is also Chairman of the Board of the Oregon Humane Society.

William B. Loch, 68 Director since 1982	Mr. Loch is Chairman of the Board, President and CEO of Capital City Companies, Inc., a petroleum distribution business, and Capital Warehouse Company, Inc., a warehousing business, each headquartered in Salem, Oregon. He has served in these positions for more than five years. Mr. Loch also serves as a director of Salem Development, Inc., a land development company.

The Board of Directors unanimously recommends that you vote FOR election of the nominees listed above.

Continuing Directors
Current Term Expires in 2004

Jack E. Long, 63 Director since 1990	Mr. Long serves as President, Secretary and Treasurer of J&L Nursery, Inc., a farming operation, and as Secretary and Treasurer of Performance Northwest, Inc., a wholesale distributor of motorcycle parts and lubricants. He has held these positions for more than five years.

J. F. Ouderkirk, 51 Director since 1995	Mr. Ouderkirk has been a Partner of Ouderkirk and Hollen LLP, a law firm located in Newport, Oregon, for more than five years.

Steven N. Spence, 54 Director since 2001	Mr. Spence has been a Senior Vice President of UBS Paine Webber Inc., a securities brokerage firm, and its predecessors in Portland, Oregon, for more than five years.

Current Term Expires in 2003

Lloyd D. Ankeny, 64 Director since 1995	Mr. Ankeny has been a private real estate investor for more than five years.

Robert D. Sznewajs, 55 Director since 2000	Mr. Sznewajs has been President and CEO of Bancorp and the Bank since January 1, 2000. Prior to joining us, Mr. Sznewajs served in various positions at U.S. Bancorp for more than five years, including most recently as Vice Chairman.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has established certain standing committees, including an Audit and Compliance Committee, a Compensation and Personnel Committee, and an Executive Committee. The Executive Committee also serves as a nominating committee to consider nominees for director. During 2001, our Board met 12 times. Each director attended at least 75% of the total meetings of the Board and all committees on which he served during 2001.

Committee Membership During Fiscal Year 2001

Compensation and
Name	Audit and Compliance	Personnel	Executive

Lloyd D. Ankeny	[x] *		[x]
Michael J. Bragg
William B. Loch		[x]	[x]
Jack E. Long	[x]	[x] *	[x]
C. Douglas McGregor		[x]	[x] *
J. F. Ouderkirk	[x]
Steven N. Spence	[x]
Robert D. Sznewajs			[x]

*	Chairperson

     Audit and Compliance Committee. The Audit and Compliance Committee (the “Audit Committee”) operates under a formal written charter adopted by the Board of Directors (see Appendix A to this proxy statement). The main functions of the Audit Committee include reviewing the plan, scope, and results of our audit by our independent auditors, monitoring procedures with respect to our records and business practices, and assessing the adequacy and implementation of internal accounting controls. Also, our Audit Committee reviews and approves the non-audit services of our independent auditors and reviews the reports of bank regulatory authorities. Management is ultimately responsible for our internal controls and the financial reporting process. Our independent accountants are responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee held ten meetings during 2001.

     Compensation and Personnel Committee. The Compensation and Personnel Committee (the “Compensation Committee”) is charged with reviewing salary and incentive compensation of our chief executive officer and certain other executives. In addition, the Compensation Committee reviews and recommends to the full Board stock option and restricted stock grants for executive officers. During 2001, the Compensation Committee also reviewed and recommended to the full Board the compensation to be paid to directors. The Compensation Committee held five meetings during the year.

     Executive Committee. The Executive Committee’s primary functions are to address urgent matters on behalf of the full Board, to recommend nominees for director positions to the full Board, to monitor any material litigation matters that may arise, and to work with management to resolve other critical issues that may arise outside the normal course of business. The Executive Committee will consider recommendations of security holders concerning nominees for director. Any recommendation, including names and qualifications of a nominee, may be submitted to Bancorp to the attention of the Chairperson of the Board of Directors. The Executive Committee held three meetings during 2001. The Executive Committee is comprised of the Chief Executive Officer, the Chairperson of the Board, and the Chair from each of the respective Board committees, including Bancorp’s Loan Investments and ALCO Committee, which is chaired by Mr. Loch.

Compensation of Directors

     Directors who are employees of Bancorp or the Bank receive no fees for their services as directors. Non-employee “outside” directors receive annual retainers as members of the Board and fees for committee participation. For the months of January through April, the Board Chairperson and each Committee Chair received a retainer of $1,750 per month and each other director received a retainer of $1,500 per month. At a meeting of the Compensation Committee held in April 2001, the Committee recommended and the full Board later approved an increase in the annual cash retainer beginning in May to $23,000 (or $1,917 per month) for the Board Chairperson and each Committee Chair and $20,000 (or $1,667 per month) for each other director. Each director also received $200 for each committee meeting attended in 2001, either as a member of a committee or at the request of the committee. In addition, each non-employee director was granted a fully-vested option to purchase 3,000 shares of Bancorp common stock in 2001. A similar grant is planned for 2002. Directors who also serve on the board of directors of WCT, including Mr. Bragg, Mr. Ouderkirk and Mr. Spence, receive $200 for meetings attended for their services. Mr. Bragg receives an additional $3,000 per year for serving as chair of the WCT board.

     Directors’ Deferred Compensation Plan. The Board has adopted a Directors’ Deferred Compensation Plan (“Directors’ DCP”) that is open to all non-employee directors of Bancorp or its subsidiaries on a completely voluntary basis.

     Under the Directors’ DCP, directors may elect to defer payment of some or all of their directors’ fees. Contributions are transferred to a so-called “rabbi trust.” A director may invest deferred fees in a number of investment funds or in Bancorp common stock. Bancorp will make distributions in accordance with individual elections. Directors are fully vested in their benefits under the Directors’ DCP at all times.

     Distributions from the Directors’ DCP are taxed as ordinary income in the year they are received by participants. Bancorp will generally receive a deduction for the deferred directors’ fees at that time.

     Directors’ Stock Option Plan. Options are granted to our directors under a Directors’ Stock Option Plan adopted in 1995. The plan authorizes the Board (or a committee of the Board) to grant nonqualified stock options to non-employee directors of Bancorp or one of its subsidiaries. The plan provides that the exercise price of options granted must be not less than the greater of book value or market value at the time of grant. All options granted under the plan will expire not more than ten years from the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of Bancorp common stock beneficially owned as of December 31, 2001, by our Bancorp’s current directors and nominees for director, the executive officers named in the summary compensation table below; shareholders known to us to beneficially own more than five percent of our common stock, and all executive officers and directors of Bancorp as a group. Beneficial ownership includes shares currently owned, shares a person has a right to vote or transfer, and any shares that a person has a right to acquire within 60 days. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. At December 31, 2001, Bancorp had 16,061,788 shares outstanding.

Five Percent Owners

	Number of Shares		Percent of
Name and Address	Beneficially Owned (1)(2)(3)		Class Outstanding

Banc Fund IV L.P. Banc Fund V L.P. 208 S. LaSalle Street Chicago, IL 60604	796,189	(4)	5.0%

Officers and Directors

Name
Lloyd D. Ankeny	138,996		*
Michael J. Bragg	29,596	(5)	*
James D. Bygland	22,594		*
Anders Giltvedt	76,419	(6)	*
William B. Loch	80,689	(5)	*
Jack E. Long	62,154	(7)	*
J. F. Ouderkirk	87,077		*
David Prysock	34,792	(6)	*
Richard R. Rasmussen	11,944		*
Steven N. Spence	5,915		*
Robert D. Sznewajs	193,369		1.2%
All directors and executive officers as a group (14 persons)	823,385	(5)(6)(7)	5.1%

*	Represents less than one percent of our outstanding common stock.

(1)	Share amounts include shares subject to stock options exercisable within 60 days after December 31, 2001, as follows: Lloyd D. Ankeny, 35,269 shares; Michael J. Bragg, 6,799 shares; James D. Bygland, 17,074 shares; Anders Giltvedt, 55,312 shares; William B. Loch, 35,269 shares; Jack E. Long, 31,428 shares; J.F. Ouderkirk, 54,960 shares; David Prysock, 29,726 shares; Richard R. Rasmussen, 2,750 shares; Steven N. Spence, 3,000 shares; and Robert D. Sznewajs, 149,915 shares.

(2)	Share amounts include shares held under deferred compensation plans as follows: Lloyd D. Ankeny, 1,489 shares; Michael J. Bragg, 1,095 shares; James D. Bygland, 560 shares; William B. Loch, 1,981 shares; Jack E. Long, 4,765 shares; J. F. Ouderkirk, 3,339 shares; and Steven N. Spence, 915 shares.

(3)	Share amounts include shares granted under the 2000 Restricted Stock Plan, which, although not fully vested, possess full voting rights, as follows: James D. Bygland, 3,451 shares; Anders Giltvedt, 8,495 shares; David Prysock, 3,726 shares; Richard R. Rasmussen, 7,123 shares; and Robert D. Sznewajs, 26,173 shares.

(4)	Based on information contained in the Schedule 13G filed February 14, 2002, by Banc Fund IV L.P. and Banc Fund V L.P (among others). Charles J. Moore is a principal in various investment entities formed to manage investments held by the listed limited partnerships. As such, Mr. Moore has voting and dispositive power over the listed securities.

(5)	Share amounts include shares owned by the spouses of Michael J. Bragg, 17,836 shares, and William B. Loch, 9,426 shares, each of whom disclaims any beneficial ownership of the shares.

(6)	Share amounts include the following shares held in accounts under Bancorp’s 401(k) Plan: Anders Giltvedt, 349 shares, and David Prysock, 546 shares.

(7)	Share amount includes 24,964 shares held in trust for the benefit of Jack E. Long and 997 shares held in the J&L Nursery Co. Profit Sharing Plan for which Mr. Long serves as sole trustee and is the largest beneficiary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock (“reporting persons”) file reports with the Securities and Exchange Commission (the “SEC”) with respect to beneficial ownership of Bancorp common stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filing requirements.

     During 2001, Chester Clark, an emeritus director of Bancorp until his resignation January 4, 2002, filed one late Section 16(a) report. On June 26, 2001, Mr. Clark exercised an option to purchase 17,065 shares of common stock. The transaction was not reported until July 31, 2001, 21 days after it was due. We believe that all other reporting persons made all filings required by Section 16(a) on a timely basis during 2001, based solely upon our review of the copies of filings which we received with respect to the year ended December 31, 2001, or written representations from reporting persons.

Proposal 2 — Approval of 2002 Stock Incentive Plan

     On March 8, 2002, the Board of Directors adopted the West Coast Bancorp 2002 Stock Incentive Plan (the “Incentive Plan”), subject to shareholder approval. The Incentive Plan is intended to replace the 1999 Stock Option Plan (the “1999 Plan”), the 2000 Restricted Stock Plan (the “2000 Plan”), and the Amended and Restated 1995 Director Stock Option Plan (the “1995 Plan,” and collectively with the 1999 Plan and the 2000 Plan, the “Existing Plans”). The Incentive Plan contains many of the features of the Existing Plans but combines them in a single plan document for ease of administration. In addition, the Incentive Plan provides for performance-based awards and contains other features as described in greater detail below. No further awards will be made under the Existing Plans if shareholders approve the Incentive Plan. If the Incentive Plan is not approved by shareholders, the Existing Plans will continue in effect. On March 1, 2002, the closing price of our common stock was $14.47 per share.

     The Incentive Plan authorizes the issuance of up to 1,700,000 shares of common stock pursuant to awards granted in accordance with the plan, an increase of 756,816 shares over the 943,184 shares available for issuance under the Existing Plans. As of February 22, 2002, 563,823 shares of common stock were available for future grants under the 1999 Plan, 113,322 shares were available for future grants as restricted stock under the 2000 Plan, and 266,039 shares were available for option grants under the 1995 Plan. If any awards granted under the Incentive Plan are forfeited or any option terminates, expires or lapses without being exercised, the shares of common stock subject to such awards will again be available for distribution in connection with awards under the Incentive Plan. In addition, in the event the option price of an option under the plan or any tax withholding amounts due in connection with an award are satisfied by delivering shares of common stock to the Company, only the net amount of shares actually delivered to a participant will be deemed to have been delivered for purposes of determining the maximum number of shares available under the Incentive Plan.

     Notwithstanding the proposed increase in the number of shares over amounts available under the Existing Plans, no additional shares will be available for restricted stock grants under the Incentive Plan, unless later amended. Under the terms of the Incentive Plan, no more than 113,322 shares may be awarded as restricted stock, equaling the number of shares currently available for issuance under the 2000 Plan. No awards of any kind have been allocated to executive officers, directors, or any specific individuals under the Incentive Plan.

     In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, separation, or other distribution of stock or property of the Company, the Committee or the Board of Directors may make such adjustments in the aggregate number and kind of shares reserved for issuance under the Incentive Plan, the maximum limitation upon options to be granted to any participant, and the number, kind and option price of shares subject to outstanding options or other awards as it may determine to be appropriate.

     The complete text of the Incentive Plan is attached as Appendix B to this proxy statement. The following description of the Incentive Plan summarizes its material features and is qualified in its entirety by reference to Appendix B.

Purpose

     The purpose of the Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its subsidiaries and affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in the Company’s shareholder value.

Awards, Eligibility, and Administration

     The Incentive Plan provides for both incentive and nonqualified stock options, restricted stock and other stock-based awards to eligible individuals. Eligible individuals include directors, officers, employees, and consultants of the Company or any of its subsidiaries or affiliates (meaning a corporation or other entity controlled by, controlling or under common control with Bancorp), and prospective employees and consultants who have accepted offers of employment or engagement. As of December 31, 2001, Bancorp and its subsidiaries employed approximately 586 individuals eligible to participate in the Incentive Plan.

     The Incentive Plan will be administered by the Board of Directors directly or, if the Board elects, by the Compensation Committee or such other committee of the Board of Directors as the board may from time to time designate (such administrator referred to herein as the “Committee”), which Committee must at all times be composed of at least two directors. The Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange or Nasdaq, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

     The Incentive Plan will terminate on the tenth anniversary of the effective date of the plan. The Board of Directors may amend, alter, or discontinue the plan at any time, but no amendment, alteration or discontinuance may materially and adversely impair the rights of a recipient of an award under the Incentive Plan.

     The following is a brief description of the types of awards that may be granted under the Incentive Plan:

     Options. The Incentive Plan provides for stock options of two types: incentive stock options qualified for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”) and nonqualified options. Each option will be evidenced by an option agreement approved by the Committee, which form of agreement may differ. With respect to each option grant, the Committee will have authority to determine, among other things, (i) the individuals to whom options may be granted, (ii) the number of shares of common stock subject to an option, (iii) the terms and conditions of an option, including the option price, any vesting conditions, restrictions or limitations, and any vesting acceleration, (iv) whether an option will be an incentive or nonqualified option, (v) the circumstances under which an option may be settled in cash or common stock, and (vi) the extent, if any, to which the Option will remain exercisable after the participant ceases to be an employee, consultant or director, each subject to the terms of the Incentive Plan. Incentive stock options may be exercisable for not more than ten years from the date of grant and must have an option price of not less than the fair market value of the underlying common stock on the date of grant. In addition, the aggregate fair market value of common stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The Incentive Plan does not limit the maximum term or the option price for nonqualified options. Each award agreement will indicate whether an option is intended as an incentive or non-qualified option.

     Under the terms of the Incentive Plan, no individual may be granted options in any calendar year representing the right to receive in excess of 300,000 shares of our common stock. Further, options may not be transferred by recipients other than by will or by the laws of descent and distribution, or, in the case of a non-qualified stock option, as otherwise expressly permitted by the Committee.

     Unless otherwise determined by the Committee, if a recipient of an option terminates services to the Company by reason of death, disability or retirement, any option held at that time will immediately vest in full and may thereafter be exercised until the expiration of the stated term of the option. Unless otherwise determined by the Committee, options held by an option holder terminated other than for Cause (as defined below) or by reason of death, disability, or retirement may be exercised to the extent then exercisable for three months from the date of termination or the balance of the stated term of the option, whichever is shorter. But in the event an option holder’s employment is terminated by the Company or its successor other than for Cause within 24 months after a Change in Control (as defined under the heading “Change in Control” below), all options will vest in full and may be exercised for the stated term of the option. Unless otherwise provided by the Committee, options will terminate automatically if an option holder is terminated for “cause,” as defined in an agreement with the Company or, if no agreement exists, conviction of a felony or willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect (“Cause”). If at any time an option is exercised after the expiration of applicable periods specified under Section 422 of the Code, the option will thereafter be treated as a non-qualified option for all purposes.

     Restricted Stock. The Incentive Plan also provides for awards of restricted stock. These awards are shares of common stock that may be subject to forfeiture during a specified vesting period if conditions are not satisfied, such as continued employment or services as a consultant or director or attainment of individual or Company performance goals. From the date of issuance of shares of restricted stock, the recipient is entitled to the rights of a shareholder with respect to such shares, including voting and dividend rights. The Committee may award shares of restricted stock either alone or in addition to other awards under the Incentive Plan and restricted stock awards will be subject to such terms, conditions, and restrictions as the Committee determines.

     The Committee may, prior to or at the time of grant of restricted stock, designate the grant as a performance-based award, in which event vesting will be conditioned upon satisfaction of performance goals specified by the Committee, in addition to any conditions of continued employment. Performance goals are goals established by the Committee based on individual or company performance measures. In the case of performance-awards to covered employees under Section 162(m) of the Code, performance goals must be based on the attainment of specified levels of one or more of the following measures: earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity and must be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. No more than 113,322 shares of common stock may be subject to performance-based awards of restricted stock granted to any participant during the term of the Incentive Plan.

     The Incentive Plan is designed to provide the Company flexibility to qualify compensation attributable to performance awards for deduction in full under Section 162(m) of the Code.

     Unless otherwise determined by the Committee, upon a participant’s termination by reason of death or disability, all restrictions, including any performance goals, applicable to any restricted stock will lapse or be deemed earned in full, as the case may be, and such restricted stock will become fully vested and transferable to the full extent of the original grant. Except to the extent otherwise provided in an award agreement, upon a participant’s termination for any other reason before all restrictions have terminated or before applicable performance goals are satisfied, all shares still subject to restrictions will be forfeited.

Changes in Control

     All awards held by a participant will vest in full or become fully exercisable if the participant’s employment is terminated by the Company or its successor other than for Cause during the 24-month period following a Change in Control (as defined below). The Incentive Plan also contains look-back provisions providing for full vesting and exercisability for the entire stated term of an option agreement upon a Change in Control for individuals terminated other than for Cause after the Company executes an agreement that provides for a Change in Control but before closing of the agreement. Finally, the Committee may provide in an award agreement or otherwise that, during the 60-day period from and after a Change in Control, an optionee will have the right to the cash value of all or any part of an option (whether or not fully vested) based on the spread between a formula price approximating the price per share received in the Change in Control and the option price.

     For purposes of the Incentive Plan, a “Change in Control” will be deemed to occur upon the happening of any of the following events:

(i) The acquisition by any individual, entity or group of 30% or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company, subject in each case to certain exceptions set forth in the Incentive Plan;

(ii) Individuals who, as of the effective date of the Incentive Plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of the Incentive Plan whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Board of Directors will not be considered a new member for this purpose, subject to an exception in the case of individuals nominated in an actual or threatened election contest;

(iii) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) owners of common stock or voting securities immediately prior to such Business Combination own more than 50% of the outstanding shares and combined voting power of the surviving corporation, (2) no person owns, directly or indirectly, 30% or more of the outstanding shares of common stock or combined voting power of the surviving corporation (except to the extent that such ownership existed prior to the Business Combination), and (3) at least a majority of the members of the board of directors of the surviving corporation were members of the board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Federal Income Tax Consequences

     Certain awards granted under the Incentive Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the recipient of an option will recognize no income or gain (for regular income tax purposes) upon either grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the amount by which the market value of the shares subject to the incentive stock option exceeds the exercise price is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an incentive stock option and does not dispose of any of the option shares within either two years following the date of grant or one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as capital gain. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of applicable holding periods, any amount realized will be taxable as ordinary compensation income. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain awards under the Incentive Plan will be treated as nonqualified options for federal income tax purposes. Under federal income tax law presently in effect, the recipient of a nonqualified option will recognize no income until the option is exercised. At the time of exercise of a nonqualified option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of a nonqualified option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise is taxable to the recipient as capital gain, and will not result in any further deduction for the Company.

     The Committee may permit recipients of options to pay all or a portion of the exercise price for an option using previously acquired shares of common stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the recipient other than any gain recognized as a result of exercise of the option, as described above.

     An employee who receives restricted stock under the Incentive Plan will generally realize taxable income in each year in which a portion of the shares vest based on the value of the shares at the time of vesting, unless a Section 83(b) election is made. If a Section 83(b) election is made, the employee will realize taxable income in the year of initial receipt based on the value of the shares at that time. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or through grant or vesting of restricted stock will not be subject to the $1,000,000 limit if the option or grant and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval of a per-employee limit on the number of shares as to which options or grants may be made. Another requirement relates to the independence of the Board or committee of the Board considering and approving performance goals and grants of awards. Finally, the exercise price of an option may not be less than fair market value of the common stock on the date of grant. The Incentive Plan has been structured so that options and restricted stock awards subject to performance goals as described above will meet the Section 162(m) requirements.

     The Board of Directors recommends that you vote FOR approval of the West Coast Bancorp 2002 Stock Incentive Plan.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid for the three years ended December 31, 2001, to the Chief Executive Officer and to the other four most highly compensated executive officers of Bancorp and its subsidiaries during 2001.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards

		Annual Compensation		Shares
Name and				Restricted Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	Options	Compensation (3)

Robert D. Sznewajs,	2001	$275,000	$275,000	$102,480	102,868	$5,250
President and CEO	2000	250,000	0	247,676	207,747	0

James D. Bygland,	2001	$125,000	$30,000	$12,810	7,715	$3,126
SVP/Chief	2000	123,870	20,000	33,413	12,544	3,154
Information Officer	1999	118,037	28,000	0	4,235	0

Anders Giltvedt,	2001	$160,000	$80,000	$34,587	24,139	$5,250
EVP/Chief Financial	2000	119,997	50,000	78,975	66,938	3,600
Officer

David Prysock,	2001	$125,000	$35,000	$15,372	10,910	$3,750
EVP/Chief Credit	2000	112,007	25,000	33,425	15,326	3,360
Officer	1999	108,208	20,000	0	4,234	3,963

Richard R. Rasmussen,	2001	$125,000	$35,000	$15,372	10,910	$5,250
EVP/General Counsel	2000	27,478	20,000	86,900	8,250	0
and Secretary

(1)	Represents bonuses earned for services during the year indicated but paid in a subsequent year.

(2)	Represents the dollar value on the date of grant of restricted shares issued under the 2000 Restricted Stock Plan in 2000 and 2001. The shares of restricted stock granted to the named individuals in 2001 and aggregate restricted stock holdings as of December 31, 2001, are as follows:
(3)	Represents 401(k) Plan contributions paid by Bancorp during 2001.

	Restricted Stock	Restricted Stock	Value of Restricted
	Granted in 2001	Owned at 12/31/2001	Stock
Name	(# of shares)	(# of shares)	At 12/31/2001 ($)[a]

Robert D. Sznewajs	8,000	26,173	$364,328
James D. Bygland	1,000	3,451	48,038
Anders Giltvedt	2,700	8,495	118,250
David Prysock	1,200	3,726	51,866
Richard R. Rasmussen	1,200	7,123	99,152

     a Based on the closing price of our common stock on December 31, 2001, $13.92.

All restricted stock grants are subject to vesting over a three-year period in equal annual installments. Holders of restricted stock are entitled to receive dividends as declared whether or not such stock is vested.

Stock Options

     Option Grants. The following table sets forth certain information concerning individual grants of stock options under the 1999 Plan to the named executive officers during the year ended December 31, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at
					Assumed Annual Rates
					of Stock Price
					Appreciation
Individual Grants					for Option Term (1)

	Number of
	Securities	% of Total
	Underlying	Options
	Options	Granted to	Exercise	Expiration
Name	Granted (2)	Employees	Price (3)	Date	5%	10%

Robert D. Sznewajs	102,868	20.54%	$10.28	04/24/2011	$665,045	$1,685,356
James D. Bygland	7,715	1.54%	$10.28	04/24/2011	$49,878	$126,400
Anders Giltvedt	24,139	4.82%	$10.28	04/24/2011	$156,060	$395,486
David Prysock	10,910	2.18%	$10.28	04/24/2011	$70,534	$178,746
Richard R. Rasmussen	10,910	2.18%	$10.28	04/24/2011	$70,534	$178,746

(1)	The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price performance.

(2)	Our stock option plan is administered by our Board of Directors generally based on recommendations from the Compensation Committee. The Compensation Committee reviews and recommends to the Board to whom options should be granted, as well as the number of shares and the exercise price. Options are generally exercisable at a price equal to the fair market value on the date of grant, are subject to vesting over a prescribed vesting period (generally three years), and are exercisable for ten years. Options may generally be exercised for a period of 90 days following termination of employment and for one year following death or disability.

(3)	The option exercise price may be paid in cash or by surrendering for cancellation vested shares owned by the executive officer or a combination of the foregoing.

     Option Exercises. The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2001, and stock options held at year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR END OPTION VALUES

				Value of
		Number of		Unexercised In-the-Money
		Unexercised		Options at
	Shares	Options at Year End		Year End (1)
	Acquired on
Name	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert D. Sznewajs	0	149,915	160,700	$369,418	$647,144
James D. Bygland	0	17,074	11,897	$39,977	$47,802
Anders Giltvedt	0	55,312	35,765	$245,821	$142,688
David Prysock	0	29,726	16,019	$87,310	$63,804
Richard R. Rasmussen	0	2,750	16,410	$11,124	$61,960

(1)	On December 31, 2001, the closing price of our stock was $13.92. For purposes of the table, stock options with an exercise price less than that amount are considered to be “in-the-money” and value is calculated based on the difference between this market price and the exercise price of the stock option multiplied by the total number of shares covered by in-the-money options.

MANAGEMENT

     Information with respect to our executive management team, other than Mr. Sznewajs, appears below. Information relating to Mr. Sznewajs, who is also a director, can be found under “Proposal 1—Election of Directors”. Each of the executive officers listed below serves in the position listed at both Bancorp and the Bank.

James D. Bygland, 40	Mr. Bygland has served as our Senior Vice President and Chief Information Officer since February 1998. Prior to joining us, Mr. Bygland served as a senior consultant and senior vice president at Sheshehoff Management Services, a professional services company, from January 1997 through February 1998.

Anders Giltvedt, 42	Mr. Giltvedt joined us in April 2000 as Executive Vice President and Chief Financial Officer. Mr. Giltvedt previously served in various positions at U.S. Bank beginning in 1988, including most recently as an Executive Vice President.

Kevin McClung, 31	Mr. McClung has served as Vice President and Controller of Bancorp for more than five years.

Xandra McKeown, 45	Ms. McKeown was named an Executive Vice President of Bancorp in January 2002. Ms. McKeown had previously been named an Executive Vice President of the Bank in June 2001. Prior to her promotion, Ms. McKeown served as a Senior Vice President. Before joining Bancorp in November 2000, Ms.

McKeown served as a Senior Vice President for Business Banking at U.S. Bancorp for more than five years.

David Prysock, 58	Mr. Prysock has served as our Executive Vice President and Chief Credit Officer since October 1998. Prior to that, Mr. Prysock served as Executive Vice President and Deposit and Loan Administrator with The Commercial Bank.

Richard R. Rasmussen, 55	Mr. Rasmussen joined us in October 2000 as Executive Vice President/General Counsel, and Secretary. Prior to joining our management team, Mr. Rasmussen served as a senior corporate counsel for U.S. Bancorp.

Cynthia Sparacio, 49	Ms. Sparacio has been our Executive Vice President and Chief Human Resources and Administration Officer since January 1999. From December 1997 to December 1998, Ms. Sparacio served as Executive Vice President of Operations Administration. Prior to that, Ms. Sparacio was Senior Vice President and Human Resources Manager from January 1997 through November 1997.

Employment Arrangements

     Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its subsidiaries. For additional information, please refer to the complete agreements included as exhibits to our reports filed with the SEC.

     Robert D. Sznewajs. On January 1, 2000, the Company and the Bank entered into an employment agreement with Robert D. Sznewajs to serve as the President and Chief Executive Officer of the Company and the Bank. The agreement is for a term of three years, expiring on January 1, 2003. Under the agreement, Mr. Sznewajs received an initial annual base salary of $250,000, subject to adjustment based on reviews to occur not less frequently than annually. Mr. Sznewajs’ current annual base salary is $300,000. In addition to base salary, Mr. Sznewajs has an annual cash bonus opportunity of up to 100% of his annual salary.

     In the event Mr. Sznewajs’s employment is terminated before the term ends by Mr. Sznewajs for “good reason” or by Bancorp without “cause,” Mr. Sznewajs will be entitled to receive a payment for the remainder of the term based on his unpaid salary, the greater of his most recent bonus or $125,000, and any accrued vacation. In addition, any stock options previously granted to Mr. Sznewajs will become immediately exercisable and Mr. Sznewajs will be entitled to health and welfare benefits for the remainder of the term. “Cause” is defined under the agreement to include (i) a willful and continued failure to perform substantially duties with the Company following written demand by the Board, (ii) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or (iii) conviction of a felony. “Good reason” is defined to include (i) the assignment of duties inconsistent in any material respect with Mr. Sznewajs’ position, authority, duties or responsibilities, (ii) material failure by the Company to comply with the compensation provisions of his agreement (subject to an exception for isolated, insubstantial failures that are promptly corrected) or any other material provisions of the agreement, (iii) a requirement that Mr. Sznewajs be based more than 50 miles from the Company’s current headquarters in Lake Oswego, (iv) a purported termination of Mr. Sznewajs by the Company, or (v) any failure by the Company to require any successor to assume and expressly agree to perform Mr. Sznewajs’ employment agreement.

     On January 1, 2000, the Company also entered into a change of control agreement with Mr. Sznewajs. The agreement has an initial three-year term, which automatically extends for one year on each anniversary date of the agreement. If a “change of control” of the Company occurs, the agreement provides for a three-year employment agreement for Mr. Sznewajs. If, following a change of control, Mr. Sznewajs’ employment is terminated by Mr. Sznewajs for “good reason” or by the Company without “cause,” Mr. Sznewajs will receive severance in an amount equal to the compensation payable under his employment agreement for three years. Mr. Sznewajs may also receive the severance payment if he terminates the agreement for any reason within a 30-day period beginning one year after a change of control of the Company. The payment will be equal to three times the sum of Mr. Sznewajs’s base salary (determined at the highest monthly rate paid in the twelve months preceding the change of control) and bonus (equal to the highest annual bonus paid in the preceding three years). In addition to the contract payout, (i) any stock options previously granted to Mr. Sznewajs will become immediately exercisable, (ii) Mr. Sznewajs will receive an amount equal to what he otherwise would have received under the Company’s 401(k) Plan matching provisions for the next three years, and (iii) Mr. Sznewajs and his family will continue to receive health and welfare benefits from the Company (or its successor) for a three-year period.

     Defined terms under the agreement have been given the following meanings. A “change of control” will be deemed to occur for purposes of this agreement if (i) a person acquires 50% or more of the Company’s outstanding common stock, (ii) individuals who constitute the Board at the time of the agreement cease at any time to constitute a majority of the Board of Directors of the Company, provided that individuals elected based on a nomination by the Board will be deemed to be incumbent directors for this purpose, (iii) the Company announces a reorganization, merger or consolidation or sale of all or substantially all of its assets, unless shareholders prior to such transaction continue to own 50% or more of the common stock of the resulting entity, or (iv) shareholders approve a liquidation of the Company. “Cause” is defined as set forth in the employment agreement, except that conviction of a felony is not included. “Good reason” is defined as set forth in the employment agreement as well, except that under the change of control agreement good reason will also include moving Mr. Sznewajs’s place of employment more than 35 miles from its location prior to a change of control or requiring Mr. Sznewajs to travel on Company business to a substantially greater extent than before a change of control.

     If any payments under Mr. Sznewajs’s employment agreement or change of control agreement are determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, Mr. Sznewajs will be entitled to reimbursement for such taxes on an after-tax basis. If such excise taxes are triggered, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes.

     Anders Giltvedt. On July 25, 2000, the Company also entered into a change of control agreement with Mr. Giltvedt. The agreement is identical in terms to the agreement with Mr. Sznewajs, except the initial term of the agreement is for a two-year term, which automatically extends for one year on each anniversary date of the agreement. In addition, all change of control payments are calculated on a two-year payout period.

Salary Continuation Agreements

     Bancorp, and as applicable, its subsidiaries, have entered into salary continuation agreements with certain executive officers. Under these agreements, the executive is entitled to receive a salary continuation payment if his or her employment is terminated (i) within 18 months (24 in the case of Mr. Rasmussen)

following a “change in control” (A) by the executive for good reason or (B) by Bancorp, other than for “cause,” retirement, disability or death, or (ii) by Bancorp if termination occurs other than for cause, retirement, disability or death during the period beginning six months before signing a definitive agreement providing for a change in control, provided that a change in control actually occurs. The amount of the salary continuation payment is based on the executive’s salary at the date of termination and his or her most recent annual bonus. This payment is payable on the later of the date the executive’s employment terminates, or the date the change in control occurs. The payment amount is equal to the executive’s base salary and bonus for 18 months for Messrs. Bygland and Prysock and Ms. Sparacio. Mr. Rasmussen is entitled to an amount equal to his base salary and bonus for 24 months.

     Under the terms of the salary continuation agreements, a “change in control” will be deemed to occur if (i) a person acquires 50% or more of the Company’s common stock, (ii) Bancorp merges with another entity and more than 50% of the stock of the resulting entity is owned by other than owners of the Company’s common stock before the transaction, or (iii) a person acquires more than 50% of the Company’s assets. “Good reason” is defined to include (i) any reduction in salary or benefits, which reduction is not generally applicable to all similarly situated employees, (ii) a relocation or transfer to an office more than would require the executive to commute more than 20 miles each way from his or her principal residence or (iii) a material diminution in responsibilities. “Cause” means willful misfeasance or gross negligence in performance of duties, conviction of a crime in connection with duties, or conduct significantly and demonstrably harmful to the financial condition of the Company.

     Ms. McKeown has entered into a salary continuation agreement with the Company on substantially similar terms to other executives, except all references to 18 months are to 12 months in Ms. McKeown’s agreement.

TRANSACTIONS WITH MANAGEMENT

     Various directors and officers of Bancorp, members of their immediate families, and firms in which they had an interest were customers of and had transactions with Bancorp’s subsidiaries during 2001 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectability or present other unfavorable features.

Report of the Compensation Committee

     Below is the report of the Compensation and Personnel Committee of the Board (the “Compensation Committee”). The Compensation Committee is comprised of non-employee directors and is responsible for establishing and administering the Company’s executive compensation program and general compensation policies and incentive plans. This report covers compensation during 2001; there are no present plans to dramatically alter the Company’s basic compensation philosophies and objectives in the near future.

     Compensation Philosophy, Objectives and Structure. The Compensation Committee’s principal objective is to align executive compensation with shareholder value to the extent practicable. Key elements of this philosophy include:

*	Establishing compensation plans that deliver pay commensurate with the Company’s performance, as measured by operating, financial and strategic objectives.

*	Providing significant equity-based incentives for executives to ensure that they are motivated over the long-term as owners, rather than just as employees.

*	Providing compensation that rewards executives if shareholders receive an above-average return on their investment.

     Components of executive compensation include base salaries, annual incentive bonuses, stock options and restricted stock. Executive base salaries are structured to be competitive within the marketplace and are based on such factors as competitive considerations, tenure, and a subjective evaluation of performance and the nature of contributions by each executive. Annual incentive bonuses allow executives to earn additional compensation if performance goals are met. These goals are based on individual and Company performance objectives, which are set annually. Our incentive bonus plans are discretionary, allowing the Board latitude to weigh factors it considers important when considering executive incentive bonuses. Performance objectives generally are based on operating, financial and strategic goals, such as earnings per share, return on assets, return on equity, loan to deposit levels, asset quality, operating income, and efficiency ratio.

     Consistent with our long-term incentive strategy, the Compensation Committee awards stock options to employees of the Company and its subsidiaries under the 1999 Stock Option Plan, which replaced the 1991 Combined Incentive and Non-Qualified Stock Option Plan. No further grants were made under the 1991 Plan after adoption of the 1999 Plan at the 1999 Annual Meeting of Shareholders. Most grants under the 1999 Plan are incentive stock options exercisable at the then current market price of the common stock, providing additional incentive for recipients to build shareholder value. The Company also makes restricted stock grants under its 2000 Restricted Stock Plan for similar reasons.

     Base Salaries. The Compensation Committee establishes the CEO’s salary by comparison to the salaries of chief executive officers of comparable companies. The Compensation Committee uses the services of an outside consultant who compiles salary data for a group of companies that are similar to the Company to assist in determining salaries for the CEO and other members of executive management. Mr. Sznewajs’ initial salary was the result of a negotiated agreement. The Compensation Committee determined this salary was appropriate based on industry comparables and Mr. Sznewajs’ previous experience. He was given a $50,000 raise in annual base salary in June 2001 based on the Compensation Committee’s review of his performance, including all factors considered by the Compensation Committee generally in establishing executive salaries.

     Annual Incentive Bonuses. The Compensation Committee determines the CEO’s annual cash bonus based on performance objectives, such as those described above. Mr. Sznewajs was paid a bonus of $275,000 for 2001 based on subjective standards and on Bancorp’s meeting certain performance objectives established by the Board. Mr. Sznewajs was not paid a bonus for 2000 based on his request. Other executive bonuses for 2001 were determined by the Compensation Committee based on achievement of individual and Company-wide performance goals and subjective factors.

     Options. Our long-term incentive program includes the 1999 Stock Option Plan. The Compensation Committee believes that stock options are an essential element of executive compensation because they focus management’s attention on shareholder interests. The Compensation Committee uses stock options to encourage executive officers and other key employees to increase shareholder value. Options are also used for recruiting purposes. Options granted in 2001 have a term of 10 years. Options are generally granted at an exercise price equal to the market value of our common stock on the date of the grant. Executives receive value from these grants if strategic goals are achieved and our common stock appreciates. Stock options granted to key officers in 2001 were based upon individual performance, the executive’s potential, and the executive’s role in implementing important Company projects. Options recently granted vest one third annually over a three-year period.

     Restricted Stock. The 2000 Restricted Stock Plan, which was approved by the shareholders in 2000, provides the Compensation Committee with a second important tool to attract and retain key employees and to further align the interests of management with those of our shareholders. The plan is designed to strengthen the mutuality of interests between Bancorp’s shareholders and employees by offering grants of restricted stock, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp. During 2001, awards in the form of restricted shares were granted to key officers of Bancorp, based on recommendations made by our CEO. In addition, the board approved a grant to Mr. Sznewajs of 8,000 shares of restricted stock. Awards granted under the restricted stock plan vest one third annually over a three-year period.

     Policy with Respect to $1 Million Dollar Deduction Limit. Provisions of the tax code limit the deductibility of compensation in excess of $1 million, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The Compensation Committee intends to qualify executive compensation for deductibility to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible; deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

     Conclusion. The Compensation Committee believes these executive compensation policies and programs serve the interests of our shareholders and Bancorp effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing the value of our company for the benefit of shareholders.

Compensation Committee Members — Fiscal Year 2001
Jack E. Long (Chair), William B. Loch and C. Douglas McGregor

Executive Compensation Interlocks and Insider Participation

     During fiscal year 2001, the Compensation Committee was comprised of Jack E. Long, William B. Loch and C. Douglas McGregor. Mr. McGregor passed away in February 2002. There are no Compensation Committee interlocks and no employees of the Company participate on the Compensation Committee.

Five Year Performance Graph

     The following chart compares the yearly percentage change in the cumulative shareholder return on our Common Stock during the five years ended December 31, 2001, with (1) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and (2) the Total Return Index for NASDAQ Bank Stocks, in each case as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1996, in our Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends.

West Coast Bancorp

	Period Ending

Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

West Coast Bancorp	100.00	211.24	194.93	139.68	113.78	166.31

NASDAQ — Total US*	100.00	122.48	172.68	320.89	193.01	153.15

NASDAQ Bank Index*	100.00	167.41	166.33	159.89	182.38	197.44

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved.

AUDITORS AND TRANSFER AGENT

     Deloitte & Touche LLP, independent certified public accountants, performed the audit of our consolidated financial statements for 2001. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

     The transfer agent for the common stock is Wells Fargo Shareowner Services, 161 N. Concord Exchange South, St. Paul, Minnesota 55075-1139.

Change in Auditors

     On July 24, 2001, the Audit Committee and the full Board of Directors discussed and approved the selection of Deloitte & Touche LLP as the Company’s independent auditors, replacing Arthur Andersen LLP (“Arthur Andersen”) effective as of the filing of the Company’s Form 10-Q for the second quarter ended June 30, 2001. Arthur Andersen’s report dated January 18, 2001, on the Company’s consolidated financial statements for the year ended December 31, 2000, neither contained an adverse opinion or disclaimer nor was there any disagreement between the Company and Arthur Andersen relating to accounting principles or practices, financial disclosures, or the scope of or procedures for the audit. Prior to engaging Deloitte & Touche LLP as its new auditors, the Company did not consult with them regarding any matters relating to application of accounting principles, the type of audit opinion that might be rendered, or any other such matters.

Fees Paid to Independent Auditors

     Deloitte & Touche LLP. During the fiscal year ended December 31, 2001, fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), consisted of the following:

     Audit Fees. Audit fees billed to us by Deloitte & Touche during our 2001 fiscal year for review of our annual financial statements and the review of the financial statements for the quarter ended September 30, 2001 included in our quarterly report on Form 10-Q totaled $197,000.

     Financial Information Systems Design and Implementation Fees. Fees billed to us by Deloitte & Touche for financial information systems services were $22,269 during 2001.

     All Other Fees. The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended 2001 were $48,300 including audit related services of approximately $10,300 and non-audit services including tax related services of $38,000. Audit related services generally include fees for audits of the Company’s employee benefit plans.

     Arthur Andersen. During the year ended December 31, 2001, fees paid to our prior auditors, Arthur Andersen, consisted of the following:

     Audit Fees. Audit fees billed to us by Arthur Andersen during our 2001 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $54,000.

     Financial Information Systems Design and Implementation Fees. We did not engage Arthur Andersen to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees. Fees billed to us by Arthur Andersen during our 2001 fiscal year for all other non-audit services rendered to us, including tax related services, totaled $76,000.

     The Audit Committee considered and deemed the services provided by its auditors during 2001 to be compatible with maintaining the principal accountant’s independence.

Report of Audit Committee

     The Audit and Compliance Committee (“Audit Committee”) of the Board of Directors reports directly to the board and is responsible for reviewing Bancorp’s accounting policies and systems of internal controls, making recommendations to the Board of Directors relating to outside auditors and being available to such auditors to discuss the audit, reviewing audit results, and monitoring Bancorp’s relationship with its auditors and the independence of auditors. The Audit Committee was comprised of four directors at the end of fiscal year 2001, all of whom are independent as defined under listing standards for companies whose stock is listed for trading on The Nasdaq Stock Market. A written charter governing the Audit Committee has been adopted by the Board of Directors.

     In discharging its responsibilities, the Committee has met and held discussions with management and Bancorp’s independent accountants, Deloitte & Touche LLP, relating to the audit and financial reporting by Bancorp generally. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management.

     The Committee also discussed and reviewed with Bancorp’s auditors all matters that independent accountants are required to communicate and discuss with the Committee under applicable auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees). Bancorp’s auditors also provided a formal statement regarding independence consistent with Independence Standards Board Standard No. 1 and discussed that firm’s independence with the Committee.

     Based on the Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent accountants described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee Members

Lloyd D. Ankeny (Chair), Jack E. Long, J.F. Ouderkirk and Steven N. Spence

OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2003 annual shareholders’ meeting must be received by the Secretary of the Company before November 22, 2002, for inclusion in the 2003 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after

February 6, 2003, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

ANNUAL REPORT TO SHAREHOLDERS

     Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2001, including financial statements. Written requests for the Form 10-K should be addressed to Richard R. Rasmussen, Corporate Secretary of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, OR 97035.

VOTING VIA THE INTERNET OR BY TELEPHONE

     For Shares Directly Registered in the Name of the Shareholder. Shareholders with shares registered directly with Wells Fargo may vote telephonically by calling Wells Fargo at (800) 240-6326 or you may vote via the Internet at www.eproxy.com/wcbo/.

     For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Wells Fargo for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or Bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 12:00 p.m. (noon) (EDT) on April 23, 2002. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

     The telephone and Internet voting procedures are designed to authenticate shareholders identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet through either Wells Fargo or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

March 22, 2002	BY ORDER OF THE BOARD OF DIRECTORS /s/ Richard R. Rasmussen Richard R. Rasmussen, Secretary

Appendix A

WEST COAST BANCORP

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Adopted: December 19, 2000

I. Audit and Compliance Committee Purpose and Authority

The Audit and Compliance Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The primary responsibilities of the Committee are to:

A.	Monitor the integrity of the financial statements of the Company.

B.	Monitor the compliance by the Company with legal and regulatory requirements.

C.	Monitor the independence and performance of the Company’s independent auditor and internal auditing department.

D.	Provide an avenue of communication between management, the independent auditor, the internal auditing department, and the Board of Directors.

The Committee shall make regular reports to the Board of Directors.

The Committee shall have the authority to retain special legal, accounting or other consultants at Company expense to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

While the Committee has the duties, responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company’s Code of Ethical Conduct.

II. Audit and Compliance Committee Composition, Independence, and Meetings

Committee members shall meet the requirements of the NASDAQ Exchange. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management of the Company and free from any relationship that would interfere with the exercise of his or her independent judgment. A Committee Chair shall be appointed by the

Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Special meetings may be called by any member of the Committee or by the independent auditor or Director of the Internal Auditing department.

III. Committee Responsibilities and Duties

A.	Review and reassess the adequacy of the Committee Charter at least annually. Submit the Charter to the Board of Directors for approval annually and have the document appended to the Annual Proxy of the Company at least every three years in accordance with SEC regulations.

B.	Review with financial management and the independent auditor the quarterly financial results of the Company prior to the release of earnings. The Chair of the Committee, with the approval of the Committee, may represent the entire Committee for purposes of this review.

C.	Review the annual audited financial statements of the Company with the independent auditor prior to filing or distribution. Review with management and the independent auditor any significant issues regarding the quality and appropriateness of accounting principles, practices, and judgments as applied in Company financial reporting.

D.	In consultation with management, the independent auditor, and the internal auditors, review at least annually the integrity of the Company’s financial reporting processes and internal controls. Review significant financial and other risk exposures and the steps management has taken to monitor, control, and report such exposures.

E.	Review the report of each examination made by bank supervising authorities.

F.	The independent auditor is ultimately accountable to the Committee and the Board of Directors. Review the independence and performance of the independent auditor and annually recommend to the Board of Directors the appointment of the independent auditor or approve any discharge of the independent auditor when circumstances warrant.

G.	On an annual basis, obtain from the independent auditor a formal written statement regarding any significant relationships the auditor has with the Company that could impair the auditor’s objectivity and independence.

H.	Approve the fees and other significant compensation to be paid to the independent auditor.

I.	Review annually the independent auditor’s audit plan — discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

J.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter.

K.	Review the appointment, performance, and replacement of the senior internal audit executive.

L.	Review annually the audit plan, budget, activities, organizational structure, and qualifications of the internal audit department and compliance department.

M.	Review significant reports prepared by the internal audit department and compliance department together with management’s response and follow-up to these reports.

N.	Review at least annually with the Company’s counsel and Compliance Officer any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

O.	Meet privately in executive session at least annually with the Chief Executive Officer, the Chief Financial Officer, the Director of the Internal Auditing department, the independent auditor, and as a Committee to discuss any matters that the Committee or each of these entities believe should be discussed.

P.	Review periodically the Company Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

Q.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Appendix B

WEST COAST BANCORP
2002 STOCK INCENTIVE PLAN

SECTION 1. Purpose; Definitions

     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a)  “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

     (b)  “Award” means a Stock Option, Restricted Stock, or other stock-based award.

     (c)  “Board” means the Board of Directors of the Company.

     (d)  “Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (C) prior to a Change in Control, such other events as shall be determined by the Committee.

     (e)  “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 9(b) and (c), respectively.

     (f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (g)  “Commission” means the Securities and Exchange Commission or any successor agency.

     (h)  “Committee” means the Committee referred to in Section 2.

     (i)  “Common Stock” means common stock, no par value per share, of the Company.

     (j)  “Company” means West Coast Bancorp, an Oregon corporation.

     (k)  “Covered Employee” means a participant designated prior to the grant of Restricted Stock by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

     (l)  “Disability” means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the participant.

     (m)  “Eligible Individuals” mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

     (n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (o)  “Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (p)  “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

     (q)  “Individual Agreement” means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a participant and the Company or one of its Subsidiaries or Affiliates. If a participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

     (r)  “NonQualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     (s)  “Qualified Performance-Based Award” means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

     (t)  “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     (u)  “Plan” means the West Coast Bancorp 2002 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (v)  “Restricted Stock” means an Award granted under Section 6.

     (w) “Restricted Stock Agreement” has the meaning set forth in Section 6(c)(vi) of the Plan.

     (x)  “Retirement” means, except as otherwise provided by the Committee, retirement from active employment with the Company, a Subsidiary or Affiliate at or after the attainment of age 55 and with five years or more of employment service with the Company, a Subsidiary or Affiliate.

     (y)  “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

     (z)  “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (aa)  “Stock Option” means an Award granted under Section 5.

     (bb)  “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

     (cc)  “Termination of Employment” means the termination of the participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

     The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation and Personnel Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing or any other provision of the Plan to the contrary, all Performance Goals will be established and administered and all Qualified Performance-Board Awards will be granted to any “covered employee” within the meaning of Section 162(m)(3) of the Code, only by either (a) the Board as a whole in a proceeding in which all members of the Board who are or may be “covered employees” recuse themselves from consideration and approval of such goals or Awards, or (b) a duly authorized committee consisting of two or more “outside directors” as that term is defined in Section 162(m) of the Code. All references in the Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a)  To select the Eligible Individuals to whom Awards may from time to time be granted;

     (b)  To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder;

     (c)  To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

     (d)  To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

     (e)  To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

     (f)  To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

     (g)  To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(d).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. Common Stock Subject to Plan

     The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 1,700,000, of which 943,184 shares of Common Stock are shares available as of February 22, 2002, for future awards under the Company’s 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan. No participant may be granted Stock Options covering in excess of 300,000 shares of Common Stock in any fiscal year of the Company. No more than 113,322 shares of Restricted Stock may be issued during the term of the Plan, which is the number of shares of Common Stock available for future awards under the Company’s 2000 Restricted Stock Plan. Shares subject to an Award under the Plan may be authorized and unissued shares. No further awards will be granted under the Company’s 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan

     If any Award is forfeited, or if any Stock Option terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery pursuant to Awards under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. Eligibility

     Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Company to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option. The Committee may also provide for Company loans to be made for purposes of the exercise of Stock Options.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(o) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

     (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee’s immediate family (as defined by the Committee), whether directly or indirectly or by means of a trust or partnership or otherwise.. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

     (f) Termination by Reason of Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (i) Termination by the Company for Cause. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee, whether vested or unvested, shall thereupon terminate.

     (j) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability, or Retirement, or for Cause, and except as set forth in Section 5(i) above, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s stated term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (k) Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the option price is at least 110% of the Fair Market Value of a share of Common Stock and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a NonQualified Stock Option.

     (l) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (m) Certain Terminations Prior to a Change in Control. Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment by the Company other than for Cause at any time after the Company executes an agreement that provides for a transaction that if consummated would constitute a Change in Control, but before the actual occurrence of such Change in Control, and, thereafter, such Change in Control actually occurs, then, upon such Change in Control, any Stock Option held by such optionee prior to such Termination of Employment shall immediately vest in full and may thereafter be exercised by the optionee until expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (n) Change in Control Cash-Out. If the Committee shall determine at the time of grant of an Option or thereafter, then, notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(n) shall have been exercised.

     (o) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. Restricted Stock

     (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

     (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the West Coast Bancorp 2002 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant’s employment is terminated by reason of death or Disability). No more than 113,322 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any participant during the term of the Plan.

(ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant’s continued service is required (the “Restriction Period”), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

(iii) Except as provided in this paragraph (iii) and Sections 6(c)(i) and 6(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 12(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and shall, as determined by the Committee, either be (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

(iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 6(c)(i), 6(c)(ii), 6(c)(v), 6(d) or 9(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

(vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

     (d) Termination of Employment due to Death or Disability. Unless otherwise determined by the Committee, upon a participant’s Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

SECTION 7. Tax Offset Bonuses

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 8. Other Stock-Based Awards

     Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

SECTION 9. Change in Control Provisions

     (a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, in the event a recipient of an Award incurs a Termination of Employment by the Company or a successor other than for Cause during the 24-month period following a Change in Control:

(i) Any Stock Options held by an optionee which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant, and all Stock Options shall be exercisable until expiration of the stated term of such Stock Options.

(ii) The restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

     (b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 10. Term, Amendment and Termination

     The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely impair the rights of an optionee under a Stock Option or a recipient of a Restricted Stock Award or other stock-based Award theretofore granted without the optionee’s or recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall materially and adversely impair the rights of any holder without the holder’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 11. Unfunded Status of Plan

     It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 12. General Provisions

     (a)  The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b)  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

     (c)  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d)  No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e)  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f)  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.

     (g)  In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

     (h)  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to principles of conflict of laws.

     (i)  Except as otherwise provided in Section 5(e) by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

SECTION 13. Effective Date of Plan

     The Plan shall be effective as of the date it is adopted by the Board, subject to approval of the Plan by the affirmative vote of a majority of the votes cast with respect to the plan at a meeting of stockholders.

ANNUAL MEETING OF SHAREHOLDERS
April 23, 2002

proxy

This Proxy Is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert D. Sznewajs and Richard R. Rasmussen, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Coast Bancorp, held of record on March 1, 2002, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 23, 2002, or any adjournment of such Meeting.

     Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

PLEASE SIGN AND RETURN IMMEDIATELY
See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE— TOLL FREE— 1-800-240-6326— QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on April 22, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET— http://www.eproxy.com/wcbo/— QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 22, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to West Coast Bancorp, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote “FOR” the listed proposals.

1. Election of Directors:	01 Michael J. Bragg 02 William B. Loch	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. APPROVAL OF THE 2002 INCENTIVE STOCK PLAN	For	Against	Abstain

3. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

Address Change? Mark Box	Indicate changes below:	Date ______________________________________________________, 2002

Signature(s) in Box
When signing as attorney, executor, administrator, officer, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

ANNUAL MEETING OF SHAREHOLDERS
April 23, 2002

proxy

This Proxy Is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert D. Sznewajs and Richard R. Rasmussen, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Coast Bancorp, held of record on March 1, 2002, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 23, 2002, or any adjournment of such Meeting.

     Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

PLEASE SIGN AND RETURN IMMEDIATELY
See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to West Coast Bancorp, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

Please detach here

The Board of Directors Recommends a Vote “FOR” the listed proposals.

1. Election of Directors:	01 Michael J. Bragg 02 William B. Loch	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. APPROVAL OF THE 2002 INCENTIVE STOCK PLAN
	☐ For	☐ Against	☐ Abstain

3. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

Address Change? Mark Box ☐	Indicate changes below:	Date _______________________________________________________, 2002

Signature(s) in Box
When signing as attorney, executor, administrator, officer, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.